Exhibit 23.1 – Consent of Independent

Registered Public Accounting Firm

Exhibit 23.1 – Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-63467) pertaining to the O’Reilly Automotive, Inc. Director Stock Option Plan and the O’Reilly Automotive, Inc. 1993 Stock Option Plan,

(2)	Registration Statements (Form S-8 No. 333-59568 and 333-136958) pertaining to the O’Reilly Automotive, Inc. Profit Sharing and Savings Plan, and

(3)	Registration Statement (Form S-8 No. 333-111976) pertaining to the O’Reilly Automotive, Inc. 2003 Employee Stock Option Plan, O’Reilly Automotive, Inc. 2003 Director Stock Option Plan, O’Reilly Automotive, Inc. 1993 Employee Stock Option Plan, and the O’Reilly Automotive, Inc. Stock Purchase Plan;

of our reports dated February 27, 2009, with respect to the consolidated financial statements and schedule of O’Reilly Automotive, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of O’Reilly Automotive, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Kansas City, Missouri

February 27, 2009